UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
METASUN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)
Nevada (State of incorporation or organization)	47-0930829 (I.R.S. Employer Identification No.)
Suite 201 - 1040 West 8th Avenue, Vancouver, British Columbia (Address of principal executive offices)	V6H 1C4 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not Applicable	Name of each exchange on which each class is to be registered Not Applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-113663 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-113663, is incorporated by reference into this registration statement.

Item 2. Exhibits.

The following Exhibits are filed with this registration statement:
Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference from our Form SB-2 Registration Statement, filed on March 19, 2004)
3.2	Bylaws (incorporated by reference from our Form SB-2 Registration Statement, filed on March 19, 2004)
3.3	Certificate of Correction (incorporated by reference from our Form SB-2 Registration Statement, filed on March 19, 2004)
5.1	Opinion of Clark, Wilson regarding the legality of the securities being registered (incorporated by reference from a Form SB-2/A Registration Statement, filed on May 28, 2004).
10.1	Subscription Agreement, dated October 3, 2003, between Metasun Enterprises Inc. and Chad DeGroot. (incorporated by reference from our Form SB-2 Registration Statement, filed on March 19, 2004)
10.2	Subscription Agreement, dated November 28, 2003, between Metasun Enterprises Inc. and Chad DeGroot. (incorporated by reference from our Form SB-2 Registration Statement, filed on March 19, 2004)
10.3	Subscription Agreement, dated November 28, 2003, between Metasun Enterprises Inc. and Alastair Anderson. (incorporated by reference from our Form SB-2 Registration Statement, filed on March 19, 2004)
10.4	Form of Subscription Agreement between Metasun Enterprises Inc. and each of the following persons (incorporated by reference from our Form SB-2 Registration Statement, filed on March 19, 2004):
	Name	Amount of Common Shares Purchased at $0.002 per Share
	Craig Gulliver	$125
	Craig Warren	$325
	Brian Carlson	$350
	Debra Maguire	$250
	Wendy DeGroot	$340
	Bill Brazier	$275
	Katherine Gorgenyi	$175
	Tim Boesenkool	$300
	Chris Maclean	$325
	Sherri Edwards	$150
	Stephen Ratcliffe	$175
	Alex Alves	$100
	Roger Williams	$425
	Sean Maguire	$450
	Agathe Savard	$350
	Stacy Smith	$330
	Christina Sales	$100
	Ian Frame	$250
	Peter Karch	$250
	Julia Ding	$145
	Mike Mcfayden	$400
	Andrew Tippett	$100
	Audrey Leung	$100
	Ryan Totten	$200
	Anand Greenwell	$200
	Sheldon Karlson	$200
	Mike Stann	$200
	Kelly Smith	$200
	Jacquie Hopkins	$100
	Jeff Mottishaw	$225
	Ryan Speed	$250
	Wayne English	$150

10.5	Share Purchase Agreement dated November 30, 2003 between Metasun Enterprises, Inc. and Chad DeGroot (incorporated by reference from our Form SB-2 Registration Statement, filed on March 19, 2004)
10.6	Promissory Note dated November 30, 2003 executed by Metasun Enterprises Inc. (incorporated by reference from our Form SB-2/A Registration Statement, filed on May 28, 2004)
10.7

Co-location and Bandwidth Services Agreement, dated November 12, 2003, between Metasun Software Corp. and Peer 1 Network, Inc. (incorporated by reference from our Form SB-2/A Registration Statement, filed on May 28, 2004).

10.8	Contract Agreement, dated April, 2004, between Metasun Software Corp. and Acekicker Holdings (incorporated by reference from our Form SB-2/A Registration Statement, filed on May 28, 2004).
21.	Subsidiaries of Metasun Enterprises, Inc. Metasun Software Corp. (British Columbia)
23.1	Consent of Manning Elliott, Chartered Accountants (incorporated by reference from our Form SB-2/A Registration Statement, filed on June 30, 2004)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

METASUN ENTERPRISES, INC.

Date: July 29, 2004

_/s/ Chad DeGroot___________________________________________
By: Chad DeGroot, President, Secretary and Treasurer